UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2010

SCM Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities

On February 3, 2010, SCM Microsystems, Inc. d.b.a. Identive Group (the “Company”) issued a press release announcing its first actions under its previously announced cost reduction program, which include plans to close its facility in Mainz, Germany by the end of March 2010 and to merge its two engineering facilities in Chennai, India into one operation. Associated with these consolidation actions, the Company also announced plans to eliminate 43 positions, or 13% of its global workforce by the end of February 2010.

At this time, the Company is not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith, as required by this Item 2.05. The Company will file an amendment to this report after it makes a determination of such amounts.

A copy of the Company’s press release dated February 3, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)         Exhibits.  99.1                Press Release dated February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

February 3, 2010	By:	/s/ Melvin Denton-Thompson
Name: Melvin Denton-Thompson
Title: Chief Financial Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 3, 2010.